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                                                                     Exhibit 3.2




                            CERTIFICATE OF AMENDMENT
                                       OF
                                   THE BYLAWS
                                       OF
                              UNIPHASE CORPORATION



     The undersigned, Anthony R. Muller, hereby certifies that:

     1. He is the duly elected and acting Secretary of Uniphase Corporation, a Delaware Corporation (the "Corporation").

     2. Effective June 30, 1999, the first sentence of Article III, Section 1 of the Corporation's Bylaws was amended to read as follows:

          "SECTION 1.  NUMBER AND TERM OF OFFICE.

          The number of directors which shall constitute the whole of the Board of Directors shall be ten (10)."

     IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 30 day of June, 1999.


                                       /s/ ANTHONY R. MULLER
                                       -----------------------------------
                                       Anthony R. Muller
                                       Secretary